UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 9, 2003
                                (Date of Report)

                                  METWOOD, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                     0-5391                  83-0210365
 (State or other jurisdiction  (Commission File Number)       (IRS Employer
       of incorporation)                                   Identification No.)

                                  819 Naff Road
                              Boones Mill, VA 24065
                    (Address of principal executive offices)

                                 (540) 334-4294
              (Registrant's telephone number, including area code)

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Item 4. Change in Registrant's Certifying Accountant

The Company's Form 10-QSB filed November 20, 2002, Part II, Item 5 reported a change in the Company's accountant. (Per SEC 10-QSB instructions, a registrant may report any information not previously reported in a report on Form 8-K, with respect to which information is not otherwise called for by Form 10-QSB. If disclosure of such other information is made under this item, it need not be repeated in a Form 8-K which would otherwise be required to be filed with respect to such information.) This report supplements the Form 10-QSB to include, as Exhibit 16.1, a copy of the Company's former accountant's letter stating its agreement with its disclosures regarding the change in accountants.

Item 7. Financial Statements and Exhibits

      (c)  Exhibits:

             Exhibit 16.1  Letter Re Change in Certifying Accountant


                             Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             /s/ Robert M. Callahan
                             Robert M. Callahan
                             Chief Executive Officer

January 9, 2003

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Exhibit 16.1  Letter Re Change in Certifying Accountant


                            Bongiovanni & Associates
                             21311 W. Catawba Avenue
                         Cornelius, North Carolina 28031
                              (704)892-8733 Office


January 3, 2003


Metwood, Inc.
819 Naff Road
Boones Mill, VA 24065
Attn:  Robert Callahan

VIA FACSIMILE: (540)334-4293

Dear Mr. Callahan:

We received notice of our dismissal as your independent accountants. Our previous reports to you for the years ended June 30, 2002 and 2001 were unqualified and were not modified as to uncertainty, audit scope or accounting principles.

We noted one disagreement with management as your auditors in connection with the capitalization of certain computer software in connection with your purchase of Providence Engineering. This disagreement was resolved to our satisfaction prior to the issuance of our report for the year ended June 30, 2002.

We also note your reference to another disagreement with us in your Form
10-QSB for the quarter ended September 30, 2002 pertaining to the effective date of your merger with Providence Engineering. We did not believe this was a disagreement as defined by Item 304, paragraph 4 of Regulation S-K.

Please contact us if you have any additional questions.

Sincerely,
/s/  R. Chris Cottone
R. Chris Cottone
Partner

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